Exhibit 99.1

AUDITED FINANCIAL STATEMENTS OF HONGKONG BEST LIFE TRADE CO., LIMITED,

AS OF AND FOR THE YEARS ENDED APRIL 30, 2026 AND 2025

Report of Independent Registered Public Accounting Firm

To the Board of Directors and

Shareholders of Hongkong Best Life Trade Co., Limited

Opinion the Financial Statements

We have audited the accompanying balance sheets of Hongkong Best Life Trade Co., Limited (the “Target Company”) as of April 30, 2025 and 2026 and the related statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the two-year period ended April 30, 2025 and 2026, and the related notes. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2025 and 2026, and the results of its operations and its cash flows for each of the years in the two-year period ended April 30, 2026, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the U.S. Public Company Accounting Oversight Board (the “PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Li CPA LLC
We have served as the Target Company’s auditor since 2026.
Aurora, Colorado
PCAOB ID Number 7093
October 14, 2026

F-1

HONGKONG BEST LIFE TRADE CO., LIMITED

Consolidated Balance Sheets

(Expressed in U.S. dollars, except for the number of shares or where otherwise noted)

	As of April 30,
	2025	2026
Assets
Current Assets
Cash	$659,082	$1,236,113
Short-term investments	240,000	-
Accounts receivable, net	345,751	384,634
Inventories, net	927,661	1,109,608
Other current assets	340	5,791
Total Current Assets	2,172,834	2,736,146

Non-Current Assets
Deferred tax assets	47,277	67,677
Total Non-Current Assets	47,277	67,677
Total Assets	$2,220,111	$2,803,823

Liabilities and Equity

Liabilities
Current liabilities
Accrued expenses and other current liabilities	11,645	14,302
Amounts due to a related party	1,644,006	1,031,001
Income tax payable	60,788	260,408
Total Current Liabilities	1,716,439	1,305,711
Total Liabilities	$1,716,439	$1,305,711

COMMITMENTS AND CONTINGENCIES

Equity
Ordinary shares (USD$0.1279 par value; 10,000 shares authorized; 10,000 shares issued and outstanding as of April 30, 2025 and 2026)	1,279	1,279
Subscription receivable	(1,279)	(1,279)
Retained earnings	501,219	1,505,981
Accumulated other comprehensive income/(loss)	2,453	(7,869)
Total Equity	$503,672	$1,498,112
Total Liabilities and Equity	$2,220,111	$2,803,823

The accompanying notes are an integral part of these consolidated financial statements.

F-2

HONGKONG BEST LIFE TRADE CO., LIMITED

Consolidated Statements of Income and Comprehensive Income

(Expressed in U.S. dollars, except for the number of shares or where otherwise noted)

	For the Years Ended April 30,
	2025	2026
Revenue	$2,511,187	$2,923,038
Cost of revenue	1,758,228	1,428,696
Gross profit	752,959	1,494,342
Operating expenses
Selling and marketing	86,574	72,156
General and administrative	190,897	201,564
Total operating expenses	277,471	273,720
Income from operations	475,488	1,220,622
Other income
Interest income	25,863	34,570
Other income, net	—	21
Total other income, net	25,863	34,591
Income before income taxes	501,351	1,255,213
Income tax expense	57,272	180,239
Net income	$444,079	$1,074,974

Other comprehensive income/(loss)
Foreign currency translation adjustments	2,453	(10,322)
Total comprehensive income	$446,532	$1,064,652

Earnings per share
Ordinary shares – Basic and diluted	$44.41	$107.50

Weighted average shares outstanding used in calculating basic and diluted earnings per share
Ordinary shares – Basic and diluted	10,000	10,000

The accompanying notes are an integral part of these consolidated financial statements.

F-3

HONGKONG BEST LIFE TRADE CO., LIMITED

Consolidated Statements of Changes in Equity

(Expressed in U.S. dollars, except for the number of shares or where otherwise noted)

					Accumulated other	Total controlling shareholders’
	Ordinary Shares		Subscription	Retained	comprehensive	(deficit)
	Shares	Amount	receivable	earnings	income (loss)	equity
BALANCES, April 30, 2024	10,000	$1,279	$(1,279)	$57,140	$—	$57,140
Foreign currency translation	—	—	—	—	2,453	2,453
Net income	—	—	—	444,079	—	444,079
BALANCES, April 30, 2025	10,000	$1,279	$(1,279)	$501,219	$2,453	$503,672
Foreign currency translation	—	—	—	—	(10,322)	(10,322)
Shareholder distribution	—	—	—	(70,212)	—	(70,212)
Net income	—	—	—	1,074,974	—	1,074,974
BALANCES, April 30, 2026	10,000	$1,279	$(1,279)	$1,505,981	$(7,869)	$1,498,112

The accompanying notes are an integral part of these consolidated financial statements.

F-4

HONGKONG BEST LIFE TRADE CO., LIMITED

Consolidated Statements of Cash Flows

(Expressed in U.S. dollars, except for the number of shares or where otherwise noted)

	For the Years Ended April 30,
	2025	2026
Cash flow from operating activities:
Net income	$444,079	$1,074,974
Adjustments to reconcile net income to cash flow provided by operating activities:
Credit losses for receivables	4,528	653
Deferred tax benefit	(3,635)	(20,400)
Accrued interest income	12,832	(5,451)

Changes in operating assets and liabilities:
Accounts receivable	(67,145)	(39,536)
Inventories	48,345	(181,947)
Income tax payables	60,788	199,620
Accrued expenses and other current liabilities	98	2,657
Net cash provided by operating activities	$499,890	$1,030,570

Cash flow from investing activities:
Purchase of short-term investments	$(240,000)	$(220,000)
Redemption of short-term investments	560,000	460,000
Net cash provided by investing activities	$320,000	$240,000

Cash flow from financing activities:
Repayment to a related party	(528,168)	(613,005)
Dividend distribution	—	(70,212)
Net cash used in financing activities	$(528,168)	$(683,217)

Effect of exchange rate changes	2,453	(10,322)

Net increase in cash	291,722	587,353
Cash, beginning of the year	364,907	659,082
Cash, end of the year	$659,082	$1,236,113

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Hongkong Best Life Trade Co., Limited

Notes to Consolidated Financial Statements

For the Years Ended April 30, 2025 and 2026

1. Organization and Description of Business

Hongkong Best Life Trade Co., Limited (the “Company” or “Best Life”) is a limited liability company, which was incorporated in Hong Kong on August 26, 2014. The Company is principally engaged in selling products on cross-border e-commerce platforms, including daily necessities, 3C products (computers, communications, and consumer electronics), and health supplements. The Group’s principal operations and geographic markets are mainly in Hong Kong, Mainland China, United States, the Middle East and South America.

2. Summary of Significant Accounting Policies

Basis of presentation and principle of consolidation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. The estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ from the estimates, and as such, differences could be material to these consolidated financial statements.

Cash

Cash includes currency on hand and deposits held by financial institutions that can be added to or withdrawn without limitation.

Short-term investments

Short-term investments primarily consist of time deposits with original maturities of more than three months but less than one year. These time deposits are classified as short-term investments and carried at amortized cost. Interest income is recognized using the effective interest method and recorded in “Interest income” in the consolidated statements of income. For the years ended April 30, 2025 and 2026, the Company recognized interest income of $10,133 and $4,012, respectively.

Accounts receivable

Accounts receivable are recognized and carried at the original invoiced amount less an allowance for credit losses and do not bear interest. The Company adopted ASU No. 2016-13 Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASC 326”) on its accounts receivable and records the allowance for credit losses as an offset to accounts receivable, and the estimated credit losses charged to the allowance is recognized under “general and administrative” in the consolidated statements of income and comprehensive income. The Company assesses collectability by reviewing accounts receivable on a collective basis where similar characteristics exist, primarily based on similar business line or product offered and on an individual basis when the Company identifies specific customers with known disputes or collectability issues. In determining the amount of the allowance for expected credit losses, the Company considers historical collectability based on past due status, the age of the accounts receivable balances, credit quality of the Company’s customers based on ongoing credit evaluations, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect the Company’s ability to collect from customers. Under this accounting guidance, the Company measures credit losses on its accounts receivable using the current expected credit loss model under ASC 326. As of April 30, 2025 and 2026, the Company recorded allowances for expected credit losses against accounts receivable of $25,217 and $25,614, respectively.

F-6

Inventories

Inventories, consisting of finished goods, are stated at the lower of cost or net realizable value. The cost of inventory is determined using the weighted average cost method. Inventory is written down for damaged and slow-moving goods, which is dependent upon factors such as historical and forecasted customers’ demand. Once inventory is written down, a new, lower cost basis for that inventory is established and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis. $261,310 and $384,552 inventory write-downs were recognized for the years ended April 30, 2025 and 2026, respectively.

Other current assets

Other current assets consist of interest receivable, which is classified as either current or non-current based on the terms of the respective agreements. Under ASC 326, the Group measures expected credit losses on its other current assets using the current expected loss model. As of April 30, 2025 and April 30, 2024, no allowance for expected credit loss against other current assets was recognized.

Revenue recognition

The Company follows the rules and guidance set out under ASC 606, Revenue from Contracts with Customers (“ASC 606”), when recognizing revenue from contracts with customers. The core principle of ASC 606 requires an entity to recognize revenue to depict the transfer of goods to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods recognized as performance obligations are satisfied. In accordance with ASC 606, revenue is recognized when the Company satisfies the performance obligations by delivering the promised goods to the customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation.

The Company identifies each distinct sales transaction as a performance obligation. The recognition and measurement of revenue is based on the assessment of individual contract terms. The Company applies a practical expedient to expense contract acquisition costs as incurred when those costs would be amortized over one year or less. The Company has no material incremental costs of obtaining contracts with customers where the Company expects the benefit of those costs to be longer than one year, which would need to be recognized as assets.

The Company has only one revenue stream, which is the sale of products primarily through cross-border e-commerce platforms. The Company’s revenue is primarily generated from product sales to individual customers through cross-border e-commerce platforms, with a small portion derived from offline sales and sales to corporate customers. The Company’s product portfolio mainly consists of daily necessities, 3C products, and health supplements, and includes both proprietary brands and non-proprietary brands (including brands the Company is authorized to sell).

The Company enters into a distinct agreement with its customers, through sales contract or sales order, to sell products in exchange for sales proceeds. The Company’s promise to sell products to its customers is considered distinct and is identified as one performance obligation.

The Company charges its customers sales proceeds at a fixed amount, which is explicitly stated in the sales contract and sales order and is based on the unit price and quantity supplied to the customer. There is no variable consideration or significant financing component in the sales contract and sales order. Customers are usually required to pay in advance or pay upon delivery. Under certain circumstances, the Company may offer a short payment term of approximately 30 days to its customers. Revenue is recognized at the point in time when control of the product transfers to the customer.

The Company follows the rules and guidance set out in ASC 606 when determining whether it is acting as a principal or an agent in the contract with its customers. The core principle of ASC 606 requires an entity to determine whether the nature of its promise is a performance obligation to provide the goods itself (that is, the entity is a principal) or to arrange for those goods to be provided by the other party (that is, the entity is an agent). The following steps are applied to achieve that core principle:

Step 1: Identify the specified goods to be provided to the customer

Step 2: Assess whether it controls each specified good before that good is transferred to the customer

F-7

ASC 606-10-55-39 provides indicators to support an entity’s evaluation of control. The Company recognizes the product sales revenue on a gross basis as the Company is acting as a principal in these transactions and is responsible for fulfilling the promise to provide the specified goods, subject to inventory risks and has the discretion in establishing prices.

Warranty

The Company’s standard contracts typically do not include warranty provisions. The Company provides warranty services in accordance with industry practices and statutory warranty requirements. As such, these warranty services are classified as assurance-type warranties. Since the contract price and term is fixed and enforceable and assurance-type warranty guarantees the functionality of a product and the warranty is not accounted for as a separate performance obligation, thus no transaction price is allocated to it.

Under ASC 460, Guarantees, at the time a sale is recognized, the Company shall record estimated future warranty costs. The Company provides warranty services in accordance with the government-mandated guarantees policy. These estimated costs for warranties are determined at completion and are not for warranties separately sold by the Company. Generally, the estimated claim rates of warranties are based on actual warranty experience or the Company’s best estimate. There were no such reserves for the years ended April 30, 2025 and 2026 because the Company considered that the claim rates of warranties had been immaterial historically and are expected to remain immaterial for the years in question.

Cost of revenue

Cost of revenue primarily consists of the direct costs of products sold.

Selling and marketing expenses

Selling and marketing expenses primarily consist of shipping and delivery costs, e-commerce platform fees, and other marketing expenses.

General and administrative expenses

General and administrative expenses mainly consist of staff cost, rent, and depreciation expenses related to general operations, professional service expenses, and other general corporate expenses.

Income taxes

The Company accounts for income taxes under ASC 740, Income Taxes. Provision for income taxes consists of current taxes and deferred taxes.

Current tax is recognized based on the results for the year as adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is recognized in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized, or the liability is settled. Deferred tax is charged or credited in the consolidated statements of income and comprehensive income, except when it is related to items credited or charged directly to equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. The Company did not have any significant uncertain tax positions nor interest and penalty associated with tax positions as of April 30, 2025 and 2026.

F-8

Segment reporting

In November 2023, the FASB issued Accounting Standards Update, or ASU, 2023-07, Improvements to Reportable Segment Disclosures, which enhances the disclosures required for reportable segments in annual and interim consolidated financial statements, including additional, more detailed information about a reportable segment’s expenses. The standard is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company adopted ASU 2023-07 for the year ended April 30, 2025, retrospectively to all periods presented in its consolidated financial statements. The adoption of this ASU had no material impact on reportable segments identified and had no effect on the Company’s consolidated financial position, results of operations, or cash flow.

Based on the criteria established by ASC 280, Segment Reporting, the Company uses the management approach in determining its operating segments. The Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company. The Company derives substantially all its revenue from a single principal activity, which is the sale of daily necessities, 3C products, and health supplements. Although these products span multiple brands, end-uses, and geographic markets, they exhibit similar economic characteristics, overlapping customer bases, and consistent cost structures. In addition, the CODM assesses performance based on Company-wide metrics, including revenue, gross profit, and operating expenses, and makes all significant operating, financing, and investment decisions at the consolidated level. Accordingly, management has determined that the Company has one operating segment and therefore one reportable segment.

Comprehensive income

Comprehensive income is defined as the changes in equity of the Company during a period from transactions and other events and circumstances excluding transactions resulting from investments by owners and distributions to owners. Comprehensive income consists of two components, net income and other comprehensive income. Other comprehensive income refers to revenue, expenses, gains, and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income consists of a foreign currency translation adjustment resulting from the Company not using the U.S. dollar as its functional currency.

Earnings per share

Earnings per share (“EPS”) are computed in accordance with ASC Topic 260, Earnings per Share (“ASC 260”). Basic EPS is computed by dividing the income available to ordinary shareholders of the Company by the weighted average ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares.

Translation of foreign currencies

The Company’s principal place of operations is Hong Kong. The functional currency of the Company is Hong Kong Dollars (“HKD” or “HK$”). The Company’s consolidated financial statements are presented in U.S. dollars (“US$” or “$”). The results of operations and the consolidated statements of cash flows, denominated in the functional currency, are translated to U.S. dollars at the average rate of exchange during the reporting period. Assets and liabilities denominated in the functional currency at the balance sheet dates are translated to U.S. dollars at the applicable rates of exchange in effect at those dates. The equity, denominated in the functional currency, is translated to U.S. dollars at the historical rate of exchange at the time of the transaction. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income in the consolidated statements of changes in shareholders’ equity. Exchange differences arising from the translation of the Company’s results and financial position into U.S. dollars are recognized in other comprehensive income.

F-9

The following table outlines the exchange rates between Hong Kong dollars and U.S. dollars that are used in preparing these consolidated financial statements:

HKD
Exchange rates on April 30, 2026	7.8334
Average exchange rates for the year ended April 30, 2026	7.7950
Exchange rates on April 30, 2025	7.7548
Average exchange rates for the year ended April 30, 2025	7.7891

Fair value of financial instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 —	Quoted prices in active markets for identical assets and liabilities.
Level 2 —	Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
Level 3 —	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies, and similar techniques that use significant unobservable inputs.

As of April 30, 2025 and 2026, the Company’s financial instruments primarily consisted of cash, accounts receivable, other current assets, amounts due to a related party, and accrued expenses and other current liabilities. For these financial instruments, the carrying amounts approximate their fair values due to the short-term nature of these instruments.

Related parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence of the same party, such as a family member or relative, shareholder, or a related corporation.

Commitments and contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

F-10

Recent accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the JOBS Act), the Company meets the definition of an emerging growth company, or EGC, and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies. Therefore, the Company’s financial statements may not be comparable to those of companies that comply with public company effective dates.

Recent accounting pronouncements not yet adopted

In December 2023, the FASB issued ASU 2023-09, Improvement to Income Tax Disclosure. This standard requires more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. This standard also includes certain other amendments to improve the effectiveness of income tax disclosure. ASU 2023-09 is effective for public business entities, for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. The Company is in the process of evaluating the impact of adopting this new guidance on its consolidated financial statements.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”), and in January 2025, the FASB issued ASU No. 2025-01, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date (“ASU 2025-01”). ASU 2024-03 requires additional disclosure of the nature of expenses included in the income statement as well as disclosure about specific types of expenses included in the expense captions presented in the income statement. ASU 2024-03, as clarified by ASU 2025-01, is effective for annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Both early adoption and retrospective application are permitted. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements and related disclosures.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments — Credit Losses (Topic 326). The amendments in this update provide all entities with a practical expedient and provide entities other than public business entities with an accounting policy election when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606. An entity that elects the practical expedient and the accounting policy election, if applicable, should apply the amendments in this update prospectively. The amendments will be effective for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted in both interim and annual reporting periods in which financial statements have not yet been issued or made available for issuance. The Company is in the process of evaluating the impact of adopting this new guidance on its consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated financial position, statements of operations and comprehensive income, and statements of cash flows.

3. Significant Risks

Credit risk

Financial instruments that potentially subject the Company to significant concentration of credit risk primarily consist of cash and accounts receivable. The maximum exposure of such assets to credit risk as of the balance sheet dates is their carrying amount as of those dates.

As of April 30, 2025 and 2026, $659,082 and $1,236,113 were on deposit in financial institutions in Hong Kong. Deposits with each member bank are insured by the government authority up to a maximum limit of HKD500,000 (approximately $63,829) per depositor per bank. To limit exposure to credit risk relating to deposits, the Company primarily places cash deposits with large financial institutions that management believes have high credit quality, and the Company also continually monitors their credit worthiness.

Other current assets that potentially subject the Company to credit risk are monitored through regular and ongoing assessments of the counterparties’ financial condition and credit history. In addition, the Company evaluates historical collection trends, the aging profile of receivables, and prevailing economic conditions. Based on these assessments, management believes that adequate controls are in place to minimize credit risk associated with these assets. As of April 30, 2025 and 2026, the Company recorded allowances of $25,217 and $25,614, respectively, for expected credit losses against accounts receivable.

F-11

Concentration risks

For the years ended April 30, 2025 and 2026, the Company’s assets were primarily located in Hong Kong. The Company considers that it is exposed to the following concentrations of risk:

(a) Major customers

For the years ended April 30, 2025 and 2026, there was one customer that accounted for 10% or more of the Company’s revenue. Revenue from that customer accounted for approximately 46.8% and 33.2% of the Company’s total revenue for those two years.

As of April 30, 2025 and 2026, there were two customers whose receivables accounted for 10% or more of the Company’s total balances of accounts receivable. These accounted for 59.7% and 38.7% of total accounts receivable as of April 30, 2025, and 55.7% and 34.7% as of April 30, 2026, respectively.

(b) Major vendors

For the years ended April 30, 2025 and 2026, no vendor accounted for 10% or more of the Company’s total purchases.

Interest rate risk

Fluctuations in market interest rates may adversely affect the Company’s financial position and results of operations. The Company is exposed to interest rate risk primarily through its bank deposits, which are subject to floating interest rates. This exposure may be more pronounced during periods of significant interest rate volatility. The Company monitors this exposure but, based on the relatively short duration and modest average balance of these deposits, does not consider the potential impact of interest rate fluctuations to be material to its financial position or results of operations. As of the reporting date, the Company has not entered into any interest rate hedging arrangements or derivative instruments to manage this exposure.

4. Accounts receivable

Accounts receivable consisted of the following:

	As of April 30,
	2025	2026
Accounts receivable	$370,968	$410,248
Allowance for expected credit losses	(25,217)	(25,614)
Accounts receivable, net	$345,751	$384,634

The movement of allowance for expected credit losses is as follows:

	For the year ended April 30,
	2025	2026
Balance at May 1	$20,494	$25,217
Provision for expected credit losses	4,528	653
Exchange rate differences	195	(256)
Balance at April 30	$25,217	$25,614

5. Inventories

As of April 30, 2025 and 2026, inventories consisted of the following balances:

	As of April 30,
	2025	2026
Finished goods	$927,661	1,109,608
Inventories	$927,661	$1,109,608

Write-downs of $261,310 and $384,552 of inventory were recognized for the years ended April 30, 2025 and 2026, respectively.

F-12

6. Equity

Ordinary shares

The Company was established under the laws of Hong Kong on August 26, 2014. The authorized share capital of the Company is HKD$10,000 (approximately $1,279), divided into 10,000 Ordinary Shares of a par value of HK$1.00 each.

Subscription receivable

As of the date these consolidated financial statements are issued, the consideration of these 10,000 ordinary shares had not been injected by the Company’s shareholder and was recognized as a subscription receivable in the consolidated financial statements.

Dividend distribution

In January 2026, the board of directors of Best Life approved a profit distribution to its shareholder in the amount of $70,212, which was paid to the shareholder’s designated account.

7. Income Taxes

(a) Income tax

The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled.

Hong Kong

The Company incorporated in Hong Kong is subject to profits tax in Hong Kong. According to Tax (Amendment) (No. 3) Ordinance 2018 published by Hong Kong government, effective April 1, 2018, under the two-tiered profits tax rates regime, the profits tax rate for the first HKD 2 million of assessable profits will be lowered to 8.25% (half of the rate specified in Schedule 8 to the Inland Revenue Ordinance (IRO)) for corporations, and the profits tax rate for remaining profits will be subjected to 16.5%. The Company has elected to use the above-mentioned two-tiered profit tax rate since inception.

The components of income/(loss) before income taxes were as follows:

	For the Years Ended April 30,
	2025	2026
Hong Kong	$501,351	$1,255,213
Non-Hong Kong	-	-
Total	$501,351	$1,255,213

Significant components of the provision for income taxes were as follows:

	For the Years Ended April 30,
	2025	2026
Current income tax expense	$60,520	$201,216
Deferred income tax benefit	(3,248)	(20,977)
Total income tax expense	$57,272	$180,239

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(b) Deferred tax assets

	For the Years Ended April 30,
	2025	2026
Allowance for expected credit losses	$4,161	$4,226
Inventory write-down	43,116	63,451
Total deferred tax assets	$47,277	$67,677

(c) Uncertain tax position

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and it measures the unrecognized benefits associated with the tax positions. As of April 30, 2025 and 2026, the Company did not have any unrecognized uncertain tax positions and does not believe that its unrecognized tax benefits will change over the next twelve months. For the years ended April 30, 2025 and 2026, the Company did not incur any interest and penalties related to potential underpaid income tax expenses.

8. Related Party Transactions and Balances

The following is a list of related parties with which the Company has had major transactions in the years ended April 30, 2025 and 2026:

Name	Relationship with the Company
Ms. Yanmei Mo	The controlling shareholder of the Company

(a) The Company entered into the following transactions with the major related party:

	For the Years Ended April 30,
	2025	2026
Repayment of loans from related parties during the year
Ms. Yanmei Mo	$528,168	$613,005
Total repayment of loans from related parties during the year	$528,168	$613,005

(b) The Company had the following balances with the major related party:

	As of April 30,
	2025	2026
Amounts due to a related party
Ms. Yanmei Mo (1)	$1,644,006	$1,031,001
Total amounts due to a related party	$1,644,006	$1,031,001

(1)	The outstanding balance as of April 30, 2025 and 2026 represented financial support provided by Ms. Yanmei Mo for the Company’s daily operations and financial needs. The balance was interest-free, unsecured, and repayable on demand.

9. Commitments and Contingencies

Commitments

As of April 30, 2026, the Company had no significant financial or capital commitments.

Contingencies

As of April 30, 2026, the Company was not a party to any legal or administrative proceedings. There were therefore no legal or regulatory proceedings, either individually or in the aggregate, that could have resulted in an unfavorable outcome with a material adverse effect on the Company’s results of operations, consolidated financial condition, or cash flow.

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10. Segment information

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s CODM, the Company’s CEO, for making decisions, allocating resources, and assessing performance.

The CODM considers that the Company mainly carries out its operations in Hong Kong. Internally, the Company reports costs and expenses by nature as a whole for management decision-making and assessment. Based on management’s assessment, the Company has determined that it has only one operating segment and therefore one reportable segment as defined by ASC 280.

The Company’s CODM uses consolidated net income as the measure of segment profit or loss. Significant segment expenses are consistent with those reported in the consolidated statements of income and comprehensive income and include cost of revenue, selling expenses, and general and administrative expenses.

The following table presents the significant segment revenue and expense categories in the Company’s single operating segment, which is the same with the consolidated statements of income and comprehensive income for the years ended April 30, 2025 and 2026.

	For the Years Ended April 30,
	2025	2026
Revenue	$2,511,187	$2,923,038
Cost of revenue	(1,758,228)	(1,428,696)
Selling and marketing	(86,574)	(72,156)
General and administrative	(190,897)	(201,564)
Other income, net	—	21
Interest income	25,863	34,570
Income tax expense	(57,272)	(180,239)
Net income of single operating segment	$444,079	$1,074,974

11. Subsequent Events

The Company has evaluated all events and transactions that occurred after April 30, 2026 up through October 14, 2026, which is the date the audited consolidated financial statements are available to be issued, and concluded that no subsequent event occurred that would require recognition or disclosure in the Company’s consolidated financial statements.

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